Exhibit 10.102

UNIVERSITY OF CALIFORNIA, IRVINE	UCI

BERKELEY DAVIS IRVINE LOS ANGELES RIVERSIDE SAN DIEGO SAN FRANCISCO	SANTA BARBARA
SANTA CRUZ

Office of Technology Alliances	OFFICE: 949.824.7295
380 University Tower Irvine, CA 92697-7700	FAX: 949.824.2899

IN DUPLICATE	June 1, 2007

Roger G. Stoll, Ph.D.

Chairman, President & Chief Executive Officer

Cortex Pharmaceuticals, Inc.

15231 Barranca Parkway

Irvine, CA 92618

Re: Amendment to Exclusive License Agreement -UC Control No. 93-04-0412

Dear Dr. Stoll:

In response to your recent request, this letter documents our agreement and provides an amendment to the above-referenced License Agreement with respect to the diligence requirements.

In view of your report to us regarding Cortex’s progress on and investment in the AMPAKINE® program, the diligence deadline in Section 7.4 of the License Agreement relating to the filing of a New Drug Application, or its equivalent in a foreign country, is hereby extended from October 11, 2007, to October 10, 2012. Please sign this letter and the duplicate original in the spaces provided below and return them to me. You will receive one fully processed original in the mail shortly.

Sincerely,

David G. Schetter,
Assistant Vice Chancellor

Agreed:

CORTEX PHARMACEUTICALS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Roger Stoll	By:	/s/ David Schetter
	Roger Stoll, Ph.D., President, and Chief Executive Officer		David G. Schetter Assistant Vice Chancellor
	Date: June 1, 2007		Date: June 1, 2007